Exhibit 10.1

SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

This Second Amendment to Revolving Credit and Security Agreement (the “Amendment”) is made this 6th day of March, 2012 by and among SKULLCANDY, INC., a Delaware corporation (“Skullcandy”), AG ACQUISITION CORPORATION, a Delaware corporation (“AG”, together with Skullcandy, the “Borrowers” and each a “Borrower”), the financial institutions which are now or which hereafter become a party hereto as lenders (the “Lenders”), UPS CAPITAL CORPORATION, a Delaware corporation (“UPSC”), as foreign collateral agent for the Lenders (in such capacity, the “Foreign Collateral Agent”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with Foreign Collateral Agent, each, an “Agent” and, collectively, the “Agents”).

BACKGROUND

A. WHEREAS, on August 31, 2010, Skullcandy, Lenders, Foreign Collateral Agent and Administrative Agent entered into, inter alia, that certain Revolving Credit and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. AG became, and assumed all of the obligations of, a Borrower under the Loan Agreement pursuant to that certain Joinder to Revolving Credit and Security Agreement dated as of April 22, 2011 among AG, Skullcandy, Lenders, Foreign Collateral Agent and Administrative Agent (the “Joinder”) The Loan Agreement, Joinder and all Other Documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement;

B. WHEREAS, Borrowers had previously informed Agent and Lenders that Borrowers expected to fail to comply with Section 7.6 of the Loan Agreement for the fiscal year ending December 31, 2011, and Agent and Lenders had previously agreed to amend the Loan Agreement on the terms and conditions contained in this Amendment so that, after giving effect to such amendment, Borrowers would be, and would have been, in compliance with Section 7.6 of the Loan Agreement.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound and to document their prior agreement with respect to the matters contained herein, promise and agree as follows:.

1. Amendments to Loan Agreement.

(a) With retroactive effect to December 30, 2011, Section 7.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.6 Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Borrowers in excess of $12,000,000.

2. Representations and Warranties of Borrowers. Each Borrower hereby:

(a) represents and warrants that all representations and warranties set forth in the Loan Agreement and all of the other Existing Financing Agreements are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b) reaffirms all of the covenants contained in the Loan Agreement (as amended hereby) and covenants to abide thereby until termination of the Loan Agreement in accordance with Section 13.2 thereof;

(c) represents and warrants that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements; and

(d) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate action and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or bylaws, or of any material contract or material agreement to which it is a party or by which any of its properties are bound;

3. Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the date of satisfaction of the following conditions precedent (“Effective Date”) (all documents to be in form and substance reasonably satisfactory to Agents and each Agent’s counsel):

(a) Administrative Agent shall have received this Amendment fully executed by the Borrowers, Foreign Collateral Agent and Lenders; and

(b) No Default or Event of Default shall have occurred and be continuing.

4. Further Assurances. Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agents and Lenders all such documents, assignments, financing statements and other documents, as Agents and Lenders may reasonably require from time to time, to the extent necessary to effectuate and implement the purposes of this Amendment.

5. Payment of Expenses. Borrowers shall pay or reimburse Agents and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto in accordance with Section 16.9 of the Loan Agreement.

6. Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

7. Miscellaneous.

(a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) Governing Law. The terms and conditions of this Amendment shall be governed by the laws of the State of New York.

(e) Other Document. This Amendment shall constitute an Other Document under the Loan Agreement, and the breach of any representation or warranty contained herein or the failure to perform, keep or observe any term, provision, condition or covenant contained herein shall constitute an Event of Default under the Loan Agreement.

(f) Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

[SIGNATURES TO APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:	SKULLCANDY, INC.

	By:	/s/ Mitch Edwards
	Name:	Mitch Edwards
	Title:	Chief Financial Officer and General Counsel

AG ACQUISITION CORPORATION

	By:	/s/ Mitch Edwards
	Name:	Mitch Edwards
	Title:	Chief Financial Officer

ADMIN. AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Jeanette Vandenbergh
	Name:	Jeanette Vandenbergh
	Title:	Vice President

FOREIGN COLLATERAL AGENT AND LENDER:	UPS CAPITAL CORPORATION

	By:	/s/ William H. Talbot
	Name:	William H. Talbot
	Title:	Director of Portfolio

[SIGNATURE PAGE TO SECOND AMENDMENT AND WAIVER TO

REVOLVING CREDIT AND SECURITY AGREEMENT]